Allied Nevada Drills 165 Feet of 0.071 Gold Equivalent

in the South Brimstone Area at Hycroft

May 22, 2008 Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX:ANV; AMEX:ANV) is pleased to announce complete gold and silver assay results for twenty-six additional exploration holes. The twenty-one holes reported here contain significant gold and silver mineralization. The holes were drilled at the Company’s Hycroft Heap Leach Mine (“Hycroft”) located near Winnemucca, Nevada. The primary focus of the current drill program continues to be the delineation of oxide gold and silver mineralization on the Hycroft property, primarily in the Brimstone pit area in furtherance of the Company’s objective of confirming and expanding existing oxide reserves. The Phase 2 drilling program has been initiated and is targeting other areas with strong oxide and sulfide potential. The Company currently targets the fourth quarter of 2008 to commence gold production at the Hycroft Mine.

Twelve of the twenty-one drill holes reported here and listed in the table below were drilled in the Fire and Brimstone Zones (1). Assay results for eight holes in the Cut 4/Cut 5 area and one hole in the Boneyard Zone oxide drilling programs are also reported.

Assay results were returned for nine Brimstone holes, six of which are reported here. All but one of the Brimstone holes was drilled to fill in gaps in the oxide resource model on the west and southwest sides of the Brimstone Pit. Drill hole H08D-3170, located 3,000 feet southwest of the south end of the Brimstone Pit, was drilled to test the north end of a strong induced polarization (IP) geophysical anomaly. This hole is one in a series designed to test a breccia pipe characterized by silicified and brecciated sulfide-bearing rock that is difficult to drill. Hole H08D-3170 encountered strong silver mineralization with gold, including 165 feet of 0.071 opt gold equivalent from 1050 feet to 1215 feet. The mineralized zone is open to the south and additional drilling is planned for this area.

Assay results are reported here for six Fire Zone holes, four of which were drilled in the north end of the Fire Zone 1,400 west-northwest of the bottom of the north end of the Brimstone Pit. Assay results show that the Fire Zone continues farther to the north than historic data originally indicated. Drilling is now underway to define additional strike length in the Fire Zone gold and silver oxide mineralization. Hole H08R-3242, drilled near the northwest end of the Fire Zone, intersected 140 feet of 0.049 gold equivalent from 445 to 585 feet depth and is one of the holes showing the Fire Zone continues northward.

Assay results are reported here for eight holes drilled to complete the oxide resource model for the Cut 4/Cut 5 area. One drill hole is reported for the Boneyard area as well. Drill hole H08R-3311, located on the west side of the Cut 4 Pit, intersected 265 feet of 0.023 gold equivalent from 170 to 435 feet depth.

H08R-3167	**330 Feet of Mineralization**					
	225	320	95	0.011	0.6	0.021
&	395	555	160	0.008	0.6	0.019
&	585	620	35	0.011	0.4	0.019
&	710	750	40	0.012	0.5	0.022
H08D-3170	**399 Feet of Mineralization**					
	637	653	16	0.017	0.4	0.025
&	789	1007	218	0.016	0.3	0.022
Including	907	917	10	0.039	0.8	0.054
&	1050	1215	165	0.009	3.3	0.071
Including	1092	1107	15	0.013	24.8	0.470
H08D-3171	**329.5 Feet of Mineralization**					
	150	400	250	0.017	0.6	0.029
Including	167	178	11	0.055	0.8	0.069
&	322	338	16	0.031	1.6	0.061
&	343	350	7	0.049	2.1	0.088
&	417.5	497	79.5	0.018	1.4	0.043
Including	460	471.5	11.5	0.033	3.0	0.089
H08R-3172	**160 Feet of Mineralization**					
	115	150	35	0.032	0.0	0.032
Including	120	130	10	0.048	0.0	0.048
&	360	405	45	0.024	0.3	0.031
&	415	455	40	0.009	0.6	0.020
&	490	530	40	0.023	1.4	0.048
Including	490	500	10	0.021	4.0	0.096
H08D-3208	**128 Feet of Mineralization**					
	272	400	128	0.012	0.6	0.024
Including	304	319	15	0.018	3.3	0.079

Fire Zone

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (oz/ton)	Silver (oz/ton)	Gold Equivalent (oz/ton)
H08R-3168	**205 Feet of Mineralization**					
	145	215	70	0.023	0.1	0.025
Including	175	185	10	0.057	0.1	0.059
&	265	375	110	0.018	0.5	0.027
Including	280	290	10	0.046	3.0	0.101
&	450	470	20	0.017	0.1	0.018
&	490	495	5	0.013	8.1	0.161
H08D-3174	**529 Feet of Mineralization**					
	293.5	359	65.5	0.013	0.4	0.021
&	431	894.5	463.5	0.015	0.2	0.019
Including	450	465	15	0.026	0.5	0.036

&	554	569.5	15.5	0.036	0.6	0.048
H08D-3186	**163 Feet of Mineralization**					
	305	468	163	0.012	0.5	0.021
H08R-3238	**160 Feet of Mineralization**					
	320	365	45	0.013	0.2	0.017
&	425	540	115	0.011	1.0	0.029
Including	455	465	10	0.010	5.5	0.112
H08R-3240	**45 Feet of Mineralization**					
	445	490	45	0.027	1.3	0.051
Including	460	465	5	0.025	6.0	0.135
H08R-3242	**140 Feet of Mineralization**					
	445	585	140	0.015	1.8	0.049
Including	445	470	25	0.028	3.7	0.097
&	560	575	15	0.044	6.3	0.161

Central (West) Zone

Drill Hole	From (feet)	To (feet)	Interval (feet)	Gold (oz/ton)	Silver (oz/ton)	Gold Equivalent (oz/ton)
H07D-3101	**236.5 Feet of Mineralization**					
	75	160	85	0.020	0.0	0.020
Including	135	145	10	0.088	0.0	0.088
&	845	860	15	0.022	0.7	0.036
&	915	940	25	0.023	0.3	0.029
&	980	1002	22	0.020	0.4	0.027
&	1050	1139.5	89.5	0.016	0.4	0.024
H08R-3178	**60 Feet of Mineralization**					
	600	660	60	0.010	0.1	0.012
H08R-3308	**130 Feet of Mineralization**					
	220	260	40	0.021	0.4	0.028
&	275	320	45	0.008	0.4	0.016
&	340	370	30	0.018	0.2	0.022
&	410	425	15	0.021	0.1	0.022
H08R-3311	**265 Feet of Mineralization**					
	170	435	265	0.015	0.5	0.023
Including	250	275	25	0.031	1.6	0.060
H08R-3312	**165 Feet of Mineralization**					
	180	225	45	0.006	2.0	0.043
Including	195	205	10	0.007	4.7	0.093
&	300	325	25	0.011	0.5	0.019
&	355	395	40	0.015	0.1	0.016

“The mineralized hole into the Vortex Breccia Pipe in the South Brimstone Area is exciting,” says Rick Russell, Allied Nevada’s Vice President of Exploration. “We are planning to drill additional holes on 500-foot centers south of H08R-3070 along the trace of the IP anomaly to identify the extent of this mineralization.”

As of May 20, 2008, 227 drill holes have been completed at Hycroft by Allied Nevada since the Company began exploration drilling in August of 2007, including 179 reverse circulation drill holes and 48 core holes for a total of 161,218 feet drilled. The drill holes were drilled to an average depth of approximately 710 feet, including 26 shallow holes in the Crofoot leach pad. Four drill rigs (3 reverse circulation rotary and 1 core rig) are currently operating at the Hycroft property. Completed footage of the Hycroft drilling program is currently averaging approximately 15,000 feet per month based on one 12-hour shift per day for the three reverse circulation rotary drills and two shifts per day for the core drill. The four drill rigs are currently drilling oxide and sulfide targets and completing the condemnation drilling for the Brimstone leach pad expansion. For complete drill hole assay information for the 26 holes drilled since the last news release, please see assay data posted on the Company’s website at www.alliednevada.com.  Gold equivalent grades were calculated utilizing a $650 per ounce gold price and a $12 per ounce silver price.

(1) The drill program is being conducted under the supervision of Mr. Rick Russell, Vice President of Exploration for Allied Nevada Gold Corp., who is a Qualified Person as defined by Canadian National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Hycroft Mine. A combination of vertical and angle holes have been drilled to intersect mineralization; however, due to physical constraints and the complex nature of the deposit, true thickness of the drilled intervals cannot be assumed from the measured intercepts. Sampling and assaying methods of this program are being conducted in accordance with the CIM Mineral Exploration Best Practices Guidelines.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws), that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, statements regarding results of exploration drilling and assay programs currently underway at Hycroft, potential for confirming, upgrading and expanding oxide gold mineralized material at Hycroft, results of evaluation of underlying sulfide mineralization at Hycroft, and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks relating to Allied Nevada’s status as a newly formed independent company and its lack of operating history; risks that Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; availability of outside contractors in connection with Hycroft and other activities; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q. The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise except as may be required under applicable securities laws.

For further information on Allied Nevada, please contact Scott Caldwell or Hal Kirby at (775) 358-4455 or visit the Allied Nevada Website at www.alliednevada.com.